U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2017

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the4 Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e). On May 25, 2017, Integer Holdings Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing that that Kristin Trecker, the Company’s Executive Vice President & Chief Human Resources Officer, had separated from service with the Company, effective May 24, 2017, and describing the severance benefits for which Ms. Trecker was eligible. On August 22, 2017, the Company and Ms. Trecker entered into a definitive separation agreement with respect to her separation from service (the “Separation Agreement”). This Form 8-K/A is being filed to describe the terms of the Separation Agreement.

Pursuant to the Separation Agreement, the Company will pay Ms. Trecker a lump sum amount of $376,616, less applicable taxes and withholdings, and will pay her legal fees incurred in connection with negotiation of the Separation Agreement. Ms. Trecker will also receive outplacement services and be eligible for continuing health insurance coverage through COBRA. The Separation Agreement contains a general release of claims in favor of the Company and other customary provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	August 24, 2017	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary